INDEPENDENT AUDITORS' REPORT
	To the Trustees and Shareholder of
BQT Subsidiary, Inc.
In  planning  and performing our audit of the  financial
statements  of  BQT Subsidiary, Inc. (the "Trust")  for  the year  ended  December 31, 2002 (on which we have issued
our report  dated February 7, 2003), we considered its
internal control,   including  control  activities  for
safeguarding securities,  in  order to determine our auditing procedures for  the  purpose of expressing our opinion on the financial statements  and to comply with the requirements of
Form  NSAR,  and  not to provide assurance on the Trust's
internal control.
The management of the Trust is responsible for establishing
and   maintaining  internal  control.   In  fulfilling  this
responsibility,  estimates and judgments by  management  are required  to assess the expected benefits and related  costs of controls.  Generally, controls that are relevant  to  an audit pertain  to  the  entity's  objective  of  preparing
financial  statements for external purposes that are  fairly presented in conformity with accounting principles generally accepted  in  the United States of America.  Those  controls include  the  safeguarding  of assets  against  unauthorized acquisition, use or disposition.
		Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be
detected.   Also, projections of any evaluation of  internal
control  to future periods are subject to the risk that  the internal control may become inadequate because of changes
in conditions,  or that the degree of compliance with  policies or procedures may deteriorate.
Our consideration of the Trust's internal control would not
necessarily  disclose all matters in internal  control  that might be material weaknesses under standards established  by
the  American Institute of Certified Public Accountants.   A
material  weakness  is a condition in which  the  design  or operation  of one or more of the internal control components does  not  reduce to a relatively low level  the  risk  that misstatements due to error or fraud in amounts that would be material  in  relation  to  the financial  statements  being audited may occur and not be detected within a timely period by  employees  in  the  normal course  of  performing  their assigned  functions.  However, we noted no matters involving the  Trust's  internal control and its operation,  including controls for safeguarding securities, that we consider to be material  weaknesses as defined above  as  of  December  31,
2002.
	This report is intended solely for the information and
use of   management,  the  Trustees  and  Shareholder	of   BQT
Subsidiary,   Inc.,   and   the  Securities   and	Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.
	Deloitte & Touche LLP


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